Exhibit 99.1
Secureworks Reports Record Third Quarter Fiscal 2019 Financial Results

Third Quarter Fiscal 2019 Highlights

•	Revenue grew 13.6 percent over fiscal 2018 to $133.1 million, including 51 percent growth year over year internationally.

•	Net loss of $0.05 per share and non-GAAP earnings per share of $0.06 were better than our expectations and Adjusted EBITDA was $8.6 million.

•	Cash provided by operating activities was $15.2 million.

ATLANTA, Ga, December 6, 2018 - Secureworks (NASDAQ: SCWX), a leading global cybersecurity company that protects organizations in the digitally connected world, today announced financial results for its third quarter ended November 2, 2018.
“We had a strong third quarter, with revenue growth of 13.6 percent and continued improvements in our operating leverage. I am pleased with our progress and remain excited about the significant opportunities for further growth and productivity enhancements as we continue executing against our objectives,” said Michael R. Cote, Chief Executive Officer of Secureworks.
“Amidst a constantly evolving threat landscape and increasingly complex technology ecosystems, we continue to bring intelligence-driven, software-enabled solutions to the market, delivering integrated visibility and effective security for our customers,” continued Mr. Cote.
Business and operational highlights for the third quarter of fiscal 2019 include:

•	International revenue increased 51 percent year over year.

◦	Revenue in EMEA increased 47 percent over the prior year, with the company recently recognized by Forrester as a Leader in its Managed Security Services Providers, Europe report.[1]

◦	Revenue in Asia/Pacific increased 65 percent year over year.

•
The company was recognized as a Leader in the IDC MarketScape: U.S. Incident Readiness, Response and Resiliency Services 2018 Vendor Assessment.[2] The company continues to expand this important offering -- recently including it within its Managed Detection and Response (MDR) package -- and has performed over 1,000 incident response engagements over the last twelve months.

•
The company has added industry leaders CrowdStrike and Carbon Black to its Red Cloak Partner Program. The Program expands the scope of Secureworks' endpoint visibility so threats observed across different products and organizations can be transformed into effective threat intelligence and threat indicators that help detect adversaries across customers.

____________________
1 The Forrester Wave™: Managed Security Services Providers (MSSPs), Europe, Q4 2018, Forrester Research, Inc., 19 November 2018
2 IDC MarketScape: U.S. Incident Readiness, Response, and Resiliency Services 2018 Vendor Assessment - Beyond the Big 5 Consultancies, by Christina Richmond and Pete Lindstrom, September, 2018, IDC #US44257117

Third Quarter Fiscal 2019 Financial Results Highlights

•
GAAP revenue increased 13.6 percent to $133.1 million in the third quarter of fiscal 2019, from $117.1 million in the same period last year. Non-GAAP revenue increased 13.5 percent to $133.1 million from $117.2 million in the third quarter of fiscal 2018.

•
GAAP gross margin was 53.3 percent in the third quarter of fiscal 2019, compared with 52.8 percent in the same period last year. Non-GAAP gross margin was 56.0 percent compared with 55.9 percent in the third quarter of fiscal 2018.

•
GAAP net loss was $3.7 million, or $0.05 per share, in the third quarter of fiscal 2019, compared with GAAP net loss of $9.4 million, or $0.12 per share, in the prior year. Non-GAAP income was $5.2 million, or $0.06 per share, in the third quarter of fiscal 2019, compared with a non-GAAP net loss of $3.0 million, or $0.04 per share, in the same prior year period.

•	Adjusted EBITDA was $8.6 million, compared with an adjusted EBITDA loss of $1.0 million in the third quarter of fiscal 2018.

•	Cash provided by operating activities for the three months ended November 2, 2018 was $15.2 million.

•	During the third quarter of fiscal 2019, the Company purchased 71 thousand shares of its Class A common stock for $1.1 million, under its existing $15 million stock repurchase authorization.

•	Secureworks ended the third quarter of fiscal 2019 with $115.8 million in cash and cash equivalents.

•
Monthly recurring revenue as of November 2, 2018 increased 5.1 percent to $35.1 million from $33.4 million as of November 3, 2017. The Company’s monthly recurring revenue metric represents the monthly value of its subscription contracts, including operational backlog, as of period end.

Fourth Quarter and Full Fiscal Year 2019 Guidance
For the fourth quarter of fiscal 2019, the Company expects:

•	Revenue of $132 to $133 million on both a GAAP and non-GAAP basis.

•	GAAP net loss per share of $0.11 to $0.12 and non-GAAP earnings per share of $0.00 to $0.01.
Based on third quarter fiscal 2019 performance and current business trends, the Company has updated its guidance for the full fiscal year 2019. The Company now expects:

•	GAAP and non-GAAP revenue of $520 to $521 million.

•	GAAP net loss of $36 to $37 million and $0.45 to $0.46 on a per share basis.

•	Non-GAAP loss per share of $0.00 to $0.01.

•	Adjusted EBITDA of $11 to $12 million.

•	Monthly recurring revenue of $35.0 to $36.5 million, at the end of the fourth quarter of fiscal 2019.

•	Cash flow from operations of $45 to $50 million.

Full Fiscal Year 2020 Guidance
Based on third quarter year to date fiscal 2019 performance and current business trends, the Company is introducing full year fiscal 2020 GAAP and non-GAAP revenue estimates of $565 to $575 million.

Conference Call Information
As previously announced, the Company will hold a conference call to discuss its fiscal 2019 third quarter and outlook for its fourth quarter and fiscal year 2019 on December 6, 2018, at 8:00 a.m. ET. A live audio webcast of the conference call and the supplemental financial information referred to above will be accessible on the Company’s website at http://investors.secureworks.com. The webcast and supplemental information will be archived at the same location for one year.

Non-GAAP Financial Measures
The press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of each of the foregoing historical and forward-looking non-GAAP financial measures to the most directly comparable historical and forward-looking GAAP financial measure is provided below for each of the fiscal periods indicated.

Special Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes. Such forward-looking statements include, but are not limited to, the statements in this press release with respect to the Company’s expectations concerning its GAAP and non-GAAP revenue for full year fiscal 2020, GAAP and non-GAAP revenue and GAAP and non-GAAP earnings (loss) per share for the fourth quarter of fiscal 2019 and for full year fiscal 2019, net income (loss) and adjusted EBITDA (loss) for full year fiscal 2019, capital expenditures and effective tax rate for full year fiscal 2019, weighted average shares outstanding during the fourth quarter of fiscal 2019 and full year fiscal 2019, monthly recurring revenue at the end of the fourth quarter of fiscal 2019, and cash flow from operations for full year fiscal 2019, all of which reflect the Company’s current analysis of existing trends and information. These forward-looking statements represent the Company’s judgment only as of the date of this press release.
Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties and other factors, including those relating to: the Company’s ability to achieve or maintain profitability; the Company’s ability to enhance its existing solutions and technologies and to develop or acquire new solutions and technologies; the rapidly evolving market in which the Company operates; the Company’s reliance on personnel with extensive information security expertise; fluctuations in the Company’s quarterly results and other operating measures; intense competition in the Company’s markets; the Company’s ability to attract new clients, retain existing clients and increase its annual contract values; the Company’s reliance on its largest client and on clients in the financial services industry; the Company’s ability to manage its growth effectively; the Company’s ability to maintain high-quality client service and support functions; the Company’s service level agreements with clients requiring credits for service failures or inadequacies; the Company’s ability to continue expansion of its sales force; the Company’s long and unpredictable sales cycles; risks associated with the Company’s international sales and operations; the Company’s ability to expand its key distribution relationships; the Company’s technology alliance partnerships; real or perceived defects, errors or vulnerabilities in the Company’s solutions or the failure of its solutions to prevent a security breach; the ability of the Company’s solutions to interoperate with its clients’ IT infrastructure; the Company’s ability to use third-party technologies; the effect of evolving information security and data privacy laws and regulations on the Company’s business; the Company’s ability to maintain and enhance its brand; risks associated with the Company’s acquisition of other businesses; the Company’s recognition of revenue ratably over the terms of its managed security and threat intelligence contracts; the effect of timing differences between the expensing of sales commissions paid to the Company’s strategic and distribution partners and the recognition of associated revenues; estimates or judgments relating to the Company’s critical accounting policies; the Company’s exposure to fluctuations in currency exchange rates; the effect of governmental export or import controls on the Company’s business; the Company’s compliance with the Foreign Corrupt Practices Act and similar laws; the Company’s ability to maintain effective disclosure controls and procedures; the effect of natural disasters and other catastrophic events on the Company’s ability to serve its clients; the Company’s reliance on patents to protect its intellectual property rights; the Company’s ability to protect, maintain or enforce its non-patented intellectual property rights and proprietary information; claims by third parties of infringement of their proprietary technology by the Company; the Company’s use of open source technology; and risks related to the Company’s relationship with Dell Technologies Inc. and Dell Inc. and control of the Company by Dell Technologies Inc.
This list of risks, uncertainties and other factors is not complete. The Company discusses these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations and prospects, under the caption “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended February 2, 2018, as well as in the Company’s other SEC filings. Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. The Company does not undertake to update, and expressly disclaims any obligation to update, any of its forward-looking statements, whether as a result of circumstances or events that arise after the date the statements are made, new information or otherwise.

About Secureworks
Secureworks® (NASDAQ: SCWX) is a leading global cybersecurity company that protects organizations in the digitally connected world. We close gaps in security layers with a Defense in Concert that combines visibility from thousands of clients, machine learning and automation from our industry-leading Secureworks Counter Threat Platform™, and actionable insights from our team of elite researchers, analysts and consultants to create a powerful network effect of increasingly strong protection for our clients. By aggregating and analyzing data from any source, anywhere, we prevent security breaches, detect malicious activity in real time, respond rapidly, and predict emerging threats. We offer our clients a cyber-defense that is Collectively Smarter. Exponentially Safer.™ www.secureworks.com

Contact Information
Investor Inquiries:
Teri Miller
VP, Chief Accounting Officer
678-268-4389
temiller@secureworks.com

Media Inquiries:
Doreen Kelly Ruyak
Corporate Communications
202-744-9767
press@secureworks.com

(Tables Follow)

SECUREWORKS CORP.
Condensed Consolidated Statements of Operations and Related Financial Highlights
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended		Nine Months Ended
	November 2, 2018	November 3, 2017*	November 2, 2018	November 3, 2017*
Net revenue	$133,060	$117,101	$387,999	$347,019
Cost of revenue	62,133	55,311	185,211	164,831
Gross margin	70,927	61,790	202,788	182,188
Research and development	21,114	19,501	65,921	58,673
Sales and marketing	34,773	34,084	105,964	105,695
General and administrative	21,619	22,896	69,235	67,438
Total operating expenses	77,506	76,481	241,120	231,806
Operating loss	(6,579)	(14,691)	(38,332)	(49,618)
Interest and other, net	1,074	116	2,582	(953)
Loss before income taxes	(5,505)	(14,575)	(35,750)	(50,571)
Income tax benefit	(1,770)	(5,189)	(8,427)	(17,637)
Net loss	$(3,735)	$(9,386)	$(27,323)	$(32,934)

Loss per common share (basic and diluted)	$(0.05)	$(0.12)	$(0.34)	$(0.41)
Weighted-average common shares
outstanding (basic and diluted)	80,892	80,355	80,751	80,254

Percentage of Total Net Revenue
Gross margin	53.3%	52.8%	52.3%	52.5%
Research and development	15.9%	16.7%	17.0%	16.9%
Sales and marketing	26.1%	29.1%	27.3%	30.5%
General and administrative	16.2%	19.6%	17.8%	19.4%
Operating expenses	58.2%	65.3%	62.1%	66.8%
Operating loss	(4.9)%	(12.5)%	(9.9)%	(14.3)%
Loss before income taxes	(4.1)%	(12.4)%	(9.2)%	(14.6)%
Net loss	(2.8)%	(8.0)%	(7.0)%	(9.5)%
Effective tax rate	32.2%	35.6%	23.6%	34.9%

Note: Percentage growth rates are calculated based on underlying data in thousands
* Certain prior period amounts have been adjusted as a result of the adoption of the accounting standard for revenue recognition set forth in ASC 606.

SECUREWORKS CORP.
Condensed Consolidated Statements of Financial Position
(in thousands)
(unaudited)

	November 2, 2018	February 2, 2018*
Assets:
Current assets:
Cash and cash equivalents	$115,779	$101,539
Accounts receivable, net	134,355	157,764
Inventories, net	632	1,030
Other current assets	41,084	40,551
Total current assets	291,850	300,884
Property and equipment, net	31,112	33,457
Goodwill	416,487	416,487
Purchased intangible assets, net	213,382	234,184
Other non-current assets	79,182	72,069
Total assets	$1,032,013	$1,057,081
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$23,387	$23,266
Accrued and other	71,224	81,625
Short-term deferred revenue	148,937	137,697
Total current liabilities	243,548	242,588
Long-term deferred revenue	15,295	14,948
Other non-current liabilities	61,233	68,455
Total liabilities	320,076	325,991
Stockholders' equity	711,937	731,090
Total liabilities and stockholders' equity	$1,032,013	$1,057,081
* Certain prior period amounts have been adjusted as a result of the adoption of the accounting standard for revenue recognition set forth in ASC 606.

SECUREWORKS CORP.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	November 2, 2018	November 3, 2017*
Cash flows from operating activities:
Net loss	$(27,323)	$(32,934)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	30,872	31,320
Stock-based compensation expense	14,475	10,092
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	(1,924)	1,368
Income tax benefit	(8,427)	(17,637)
Provision for doubtful accounts	2,371	3,525
Changes in assets and liabilities:
Accounts receivable	20,756	(27,557)
Net transactions with parent	2,272	9,415
Inventories	398	984
Other assets	(4,472)	18,546
Accounts payable	573	(1,997)
Deferred revenue	11,252	5,480
Accrued and other liabilities	(14,784)	(3,810)
Net cash provided by (used in) operating activities	26,039	(3,205)
Cash flows from investing activities:
Capital expenditures	(6,974)	(11,676)
Net cash provided by (used in) investing activities	(6,974)	(11,676)
Cash flows from financing activities:
Principal payments on financing arrangement with Dell Financial Services	(1,104)	(800)
Taxes paid on vested restricted shares	(2,153)	(1,224)
Purchases of stock for treasury	(1,068)	—
Payments on financed capital expenditures	(500)	—
Net cash provided by (used in) financing activities	(4,825)	(2,024)
Net increase (decrease) in cash and cash equivalents	14,240	(16,905)
Cash and cash equivalents at beginning of the period	101,539	116,595
Cash and cash equivalents at end of the period	$115,779	$99,690
* Certain prior period amounts have been adjusted as a result of the adoption of the accounting standard for revenue recognition set forth in ASC 606.

Non-GAAP Financial Measures

This press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with GAAP. The Company believes these non-GAAP financial measures provide useful information to help evaluate its operating results by facilitating an enhanced understanding of its operating performance and enabling more meaningful period-to-period comparisons. There are limitations to the use of the non-GAAP financial measures presented in the press release. These non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in Secureworks’ industry, may calculate non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below for each of the periods indicated. Investors are encouraged to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, the Company may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items and other similar items in this non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

The Company excludes the following items from one or more of its non-GAAP financial measures:

Impact of purchase accounting. The impact of purchase accounting consists primarily of purchase accounting adjustments related to a change in the basis of deferred revenue for the acquisition of Dell Inc. (“Dell”) by Dell Technologies Inc. in fiscal 2014.

Amortization of intangible assets. Amortization of intangible assets consists of amortization of customer relationships and acquired technology. In connection with the acquisition of Dell by Dell Technologies Inc. in fiscal 2014, all of the Company’s tangible and intangible assets and liabilities were accounted for and recognized at fair value on the transaction date. Accordingly, amortization of intangible assets consists of amortization associated with intangible assets recognized in connection with this transaction.

Stock-based compensation. Non-cash stock-based compensation relates to awards under both the Dell Technologies Inc. and Secureworks equity plans. We exclude such expenses when assessing the effectiveness of our operating performance since they do not necessarily correlate with the underlying operating performance of the business.

Aggregate adjustment for income taxes. The aggregate adjustment for income taxes is the estimated combined income tax effect for the adjustments mentioned above. The tax effects are determined based on the tax jurisdictions where the above items were incurred.

As the excluded items can have a material impact on earnings, management compensates for this limitation by relying primarily on GAAP results and using non-GAAP financial measures supplementally. The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for revenue, gross margin, research and development expenses, sales and marketing expenses, general and administrative expenses, operating loss or net loss prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis.

(Tables Follow)

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	November 2, 2018	November 3, 2017*	November 2, 2018	November 3, 2017*
GAAP revenue	$133,060	$117,101	$387,999	$347,019
Impact of purchase accounting	—	146	—	438
Non-GAAP revenue	$133,060	$117,247	$387,999	$347,457

GAAP gross margin	$70,927	$61,790	$202,788	$182,188
Amortization of intangibles	3,410	3,410	10,231	10,231
Impact of purchase accounting	—	156	—	468
Stock-based compensation expense	224	205	768	646
Non-GAAP gross margin	$74,561	$65,561	$213,787	$193,533

GAAP research and development expenses	$21,114	$19,501	$65,921	$58,673
Stock-based compensation expense	(933)	(809)	(2,970)	(2,382)
Non-GAAP research and development expenses	$20,181	$18,692	$62,951	$56,291

GAAP sales and marketing expenses	$34,773	$34,084	$105,964	$105,695
Stock-based compensation expense	(800)	135	(2,141)	(490)
Non-GAAP sales and marketing expenses	$33,973	$34,219	$103,823	$105,205

GAAP general and administrative expenses	$21,619	$22,896	$69,235	$67,438
Amortization of intangibles	(3,524)	(3,525)	(10,571)	(10,572)
Impact of purchase accounting	—	(257)	—	(769)
Stock-based compensation expense	(2,876)	(2,055)	(8,596)	(6,574)
Non-GAAP general and administrative expenses	$15,219	$17,059	$50,068	$49,523

GAAP operating income (loss)	$(6,579)	$(14,691)	$(38,332)	$(49,618)
Amortization of intangibles	6,934	6,935	20,802	20,803
Impact of purchase accounting	—	413	—	1,237
Stock-based compensation expense	4,833	2,934	14,475	10,092
Non-GAAP operating income (loss)	$5,188	$(4,409)	$(3,055)	$(17,486)

GAAP net income (loss)	$(3,735)	$(9,386)	$(27,323)	$(32,934)
Amortization of intangibles	6,934	6,935	20,802	20,803
Impact of purchase accounting	—	413	—	1,237
Stock-based compensation expense	4,833	2,934	14,475	10,092
Aggregate adjustment for income taxes	(2,801)	(3,897)	(8,130)	(11,253)
Non-GAAP net income (loss)	$5,231	$(3,001)	$(176)	$(12,055)

GAAP earnings (loss) per share	$(0.05)	$(0.12)	$(0.34)	$(0.41)
Amortization of intangibles	0.09	0.09	0.26	0.26
Impact of purchase accounting	—	0.01	—	0.02
Stock-based compensation expense	0.06	0.04	0.18	0.13
Aggregate adjustment for income taxes	(0.03)	(0.05)	(0.10)	(0.14)
Non-GAAP earnings (loss) per share *	$0.06	$(0.04)	$—	$(0.15)

* Sum of reconciling items may differ from total due to rounding of individual components

GAAP net income (loss)	$(3,735)	$(9,386)	$(27,323)	$(32,934)
Interest and other, net	(1,074)	(116)	(2,582)	953
Income tax benefit	(1,770)	(5,189)	(8,427)	(17,637)
Depreciation and amortization	10,360	10,654	30,872	31,320
Stock-based compensation expense	4,833	2,934	14,475	10,092
Impact of purchase accounting	—	146	—	438
Adjusted EBITDA	$8,614	$(957)	$7,015	$(7,768)
* Certain prior period amounts have been adjusted as a result of the adoption of the accounting standard for revenue recognition set forth in ASC 606.

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
Percentage of Total Net Revenue	November 2, 2018	November 3, 2017*	November 2, 2018	November 3, 2017*

GAAP gross margin	53.3%	52.8%	52.3%	52.5%
Non-GAAP adjustment	2.7%	3.1%	2.8%	3.2%
Non-GAAP gross margin	56.0%	55.9%	55.1%	55.7%

GAAP research and development expenses	15.9%	16.7%	17.0%	16.9%
Non-GAAP adjustment	(0.7)%	(0.8)%	(0.8)%	(0.7)%
Non-GAAP research and development expenses	15.2%	15.9%	16.2%	16.2%

GAAP sales and marketing expenses	26.1%	29.1%	27.3%	30.5%
Non-GAAP adjustment	(0.6)%	0.1%	(0.5)%	(0.2)%
Non-GAAP sales and marketing expenses	25.5%	29.2%	26.8%	30.3%

GAAP general and administrative expenses	16.2%	19.6%	17.8%	19.4%
Non-GAAP adjustment	(4.8)%	(5.1)%	(4.9)%	(5.1)%
Non-GAAP general and administrative expenses	11.4%	14.5%	12.9%	14.3%

GAAP operating income (loss)	(4.9)%	(12.5)%	(9.9)%	(14.3)%
Non-GAAP adjustment	8.8%	8.7%	9.1%	9.3%
Non-GAAP operating income (loss)	3.9%	(3.8)%	(0.8)%	(5.0)%

GAAP net income (loss)	(2.8)%	(8.0)%	(7.0)%	(9.5)%
Non-GAAP adjustment	6.7%	5.4%	7.0%	6.0%
Non-GAAP net income (loss)	3.9%	(2.6)%	0.0%	(3.5)%
* Certain prior period amounts have been adjusted as a result of the adoption of the accounting standard for revenue recognition set forth in ASC 606.

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions, except per share data)
(unaudited)

	Three Months Ending February 1, 2019		Fiscal Year Ending February 1, 2019
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance

GAAP revenue	$132	$133	$520	$521
Impact of purchase accounting	—	—	—	—
Non-GAAP revenue	$132	$133	$520	$521

GAAP earnings (loss) per share	$(0.12)	$(0.11)	$(0.46)	$(0.45)
Amortization of intangibles	0.09	0.09	0.34	0.34
Stock-based compensation expense	0.07	0.07	0.25	0.25
Aggregate adjustment for income taxes	(0.04)	(0.04)	(0.14)	(0.14)
Non-GAAP earnings (loss) per share*	$—	$0.01	$(0.01)	$—

GAAP net loss			$(37)	$(36)
Interest and other, net			(2)	(2)
Income tax benefit			(11)	(11)
Depreciation and amortization			41	41
Stock-based compensation expense			20	20
Adjusted EBITDA*			$11	$12

Other Items
Effective tax rate				23%
Weighted average shares outstanding (in millions)				80.8
Cash flow from operations				$45-$50
Capital expenditures				$13-$14
Monthly recurring revenue (MRR)				$35.0 - $36.5

* Sum of reconciling items may differ from total due to rounding of individual components
Sum of quarterly guidance may differ from full year guidance due to rounding